UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): September 24, 2021

PHX MINERALS INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-31759	73-1055775
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1601 NW Expressway,
Suite 1100
Oklahoma City, OK	73118
(Address of principal executive offices)	(Zip code)

(405) 948-1560

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.01 Completion of Acquisition

As previously disclosed, on September 16, 2021, PHX Minerals Inc. (the “Company” or “PHX”) entered into two separate Purchase and Sale Agreements (collectively, the “Purchase Agreements”) with affiliated sellers to acquire certain mineral and royalty assets primarily located in De Soto, Caddo, Bossier and Sabine Parishes, Louisiana and Harrison and Nacogdoches Counties, Texas located in the Haynesville play (the “Assets”).

On September 24, 2021 (“Closing Date”), the Company completed the Acquisition for an aggregate consideration of $7,249,347, comprised of $728,214 in cash and 2,349,207 shares of the Company’s common stock (the “Equity Consideration”).  The Assets acquired include mineral and royalty assets totaling approximately 817 net royalty acres in the Haynesville play.  A portion of the Equity Consideration is being held in escrow to satisfy potential indemnity claims arising under the Purchase Agreements. To the extent not returned to the Company in connection with indemnity claims or to the extent not held in connection with any unresolved indemnity claims, the shares held in escrow will be released to Sellers approximately six months after the Closing Date.

The Purchase Agreements include registration rights relating to the Equity Consideration pursuant to which the Company agrees to register with the Securities and Exchange Commission the shares constituting the Equity Consideration.  The Company agrees to file a resale registration statement and to use reasonable best efforts to cause such registration statement to be declared effective as promptly as possible after the filing thereof.

The foregoing description of the Purchase Agreements is qualified in its entirety by reference to the full text of the Purchase Agreements, which has been filed as Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed on September 16, 2021 and which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information regarding the Purchase Agreement and the issuance of the Equity Consideration contemplated thereunder set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The Equity Consideration was issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements & Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Purchase and Sale Agreement dated September 16, 2021, by and among PHX Minerals Inc., as Buyer, and Midnight Resource Partners, LLC and Merrimac Properties Partners, LLC, as Sellers (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed September 16, 2021).

10.2

Purchase and Sale Agreement dated September 16, 2021, by and between PHX Minerals Inc., as Buyer, and Palmetto Investment Partners II, LLC, as Seller (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed September 16, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX MINERALS INC.

		By:	/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer

DATE:	September 24, 2021